                                                                      Exhibit 99

                                                           For Immediate Release


CheckFree Media Relations:          Microsoft Media Relations:      First Data Media Relations:
Judy Morris                         Barb Hemberger                  Mary Schafer
(678) 375-1595                      Shandwick for Microsoft         (770) 857-7188
jdmorris@checkfree.com              (952) 346-6232                  mary.schafer@firstdatacorp.com
                                    Bhemberg@shandwick.com


CheckFree Investor Relations:       Microsoft Investor Relations:   First Data Investor Relations:
Tina Moore                          Carla Lewis                     Barbara Marxer
(678) 375-1278                      (425) 936-3703                  (770) 857-7118
tmoore@checkfree.com                                                Barbara.marxer@firstdatacorp.com


                    CHECKFREE AND TRANSPOINT COMPLETE MERGER

         ATLANTA and REDMOND, Wash. (September 5, 2000) - CheckFree (Nasdaq:
CKFR), the market leader in electronic billing and payment, and TransPoint LLC today announced that the merger of the two companies has closed. TransPoint is the electronic billing and payment joint venture between Microsoft Corp. (Nasdaq: MSFT) and First Data Corp. (NYSE: FDC), with Citibank as a minority shareholder. On September 1 CheckFree shareholders approved the issuance of 17 million shares of CheckFree Common Stock in connection with the merger with TransPoint. The two companies announced their plans to merge in February 2000.

         Effective today, Microsoft and First Data each have gained a seat on CheckFree's Board of Directors. Named to the positions are Lewis Levin, who in addition to having served as president and CEO of TransPoint is a vice president at Microsoft, and Ric Duques, chairman and CEO of First Data Corporation.

         CheckFree will integrate its electronic billing and payment technology with technology developed by TransPoint to create a common platform to simplify the creation and deployment of electronic bills on the Internet.

         "Almost immediately after announcing our intent to merge CheckFree and TransPoint technology, we experienced a marked acceleration in billers committing to electronic billing and payment, which highlights the positive role we expect finalizing this merger to play in growing the market overall," said Pete Kight, CheckFree's chairman and CEO. "Just over 70 percent of the 93 billers we signed last year made commitments to CheckFree in the third or fourth quarters of our fiscal 2000, and we announced our merger plans about halfway through the third quarter," Kight said.

         "Clearly the process for deciding how to get bills online is much simpler when billers have an end-to-end solution that integrates leading electronic billing software technology with a scalable and reliable payment and service infrastructure. Now that we have completed this transaction, we can further accelerate the work we have begun with Microsoft and First Data to advance the benefits of electronic billing and payment for both billers and consumers. Our goal is to create momentum that leads to our electronic delivery of more than half the average U.S. household's recurring bills next year. The completion of the transaction and our continued focus on bringing more billers to the `Net will enable our nearly 200 bank, brokerage, credit union and portal partners to deliver increasingly valuable content to their customers under their trusted brands," Kight concluded.

         "Microsoft is committed to creating unique Web capabilities for consumers on MSN(R) and MoneyCentral(TM) using CheckFree, and on integrating payment and billing capabilities in our new Microsoft(R).NET platform," Levin said. "Microsoft and CheckFree are truly aligned to provide the momentum that the electronic billing and payment market needs to gain a critical mass of billers and consumers. We also are dedicated to executing a smooth transition for CheckFree and TransPoint customers, both billers and consumers," Levin added.

         Duques noted that the transaction enables CheckFree to capitalize on First Data's core payment processing expertise, and for First Data to take advantage of CheckFree's electronic bill creation and distribution software to bring its bills to the Internet.

         "First Data is focused on helping clients utilize new payment technologies in their business, while ultimately driving processing volumes to our business. We have relationships with more than 4,000 billers today that we can help transition from paper to Internet billing and payment," said Duques. "We expect many synergies between First Data and CheckFree as a result of this transaction."

         "Having CheckFree, Microsoft and First Data combine is exactly what the industry needs in order to truly gain the consumer's trust and jump start their adoption of electronic bill presentment and payment," said Klaus Werner, senior director & general manager of BellSouth e-store. "The customer will be the winner when the best of each technology provider is converged into one system."

COOPERATING ON TECHNOLOGY

         As previously disclosed, CheckFree, Microsoft and First Data will collaborate on the development of new products and services, and use each other's technologies. Some of these agreements are as follows:

         o The companies have agreed to work together to develop electronic invoicing and payment for Microsoft's More than 50 billers had agreed to use TransPoint's electronic billing and payment system, approximately 30 of which will be net new billers to CheckFree. These join CheckFree's base of 157 billers, for a total of about 190 billers committed to electronic billing and payment using CheckFree's end-to-end integrated billing and payment services.

         o The companies have agreed to work together to develop electronic invoicing and payment for Microsoft's business-to-business initiatives, as well as for future financial electronic commerce services, including the integration of First Data's payment solutions. CheckFree will provide electronic billing and payment technology used in applications and services Microsoft and First Data develop.

         o CheckFree's i-Solutions software group will utilize Microsoft technology to develop and deploy electronic billing and payment solutions, and CheckFree can capitalize on First Data's broad range of electronic payment technologies, including processing, settlement and electronic remittance capabilities.

         o CheckFree will add Microsoft Windows NT(R) operating system and Microsoft SQL Server(TM) database software to its development of electronic billing and payment solutions for billers, as well as Microsoft Windows NT and the Microsoft BackOffice(R) family in its data center. CheckFree also will support the Microsoft.NET platform.

         o CheckFree will have the opportunity to use First Data's broad array of electronic payment and reconciliation services. Western Union's domestic network of more than 4,000 billers, from electric and gas to water and phone companies, will help accelerate consumer adoption, increasing the number of e-commerce processing opportunities.

TERMS OF THE TRANSACTION AND FINANCIAL IMPACT

         The transaction has been accounted for as a purchase by CheckFree. As part of the transaction, CheckFree has gained an exclusive five-year relationship with Microsoft to provide electronic billing and payment technology used in applications and services that Microsoft develops. During that time, Microsoft will guarantee a minimum of $120 million in revenue to CheckFree.

         First Data also has entered into a five-year relationship with CheckFree, during which time First Data and CheckFree will market and use each other's products and services. First Data will provide at least $60 million in revenue and/or cost savings to CheckFree. First Data will sell CheckFree's electronic billing and payment services to its customers. To further improve operating costs, CheckFree will use First Data's electronic biller connections and range of electronic payment products and services.

         Immediately before closing the transaction, Microsoft, First Data and Citibank collectively contributed $100 million to TransPoint. These funds bring CheckFree's cash position to $285 million.

         CheckFree will provide guidance regarding the financial impact of the transaction on the first quarter of fiscal 2001 in a press release in conjunction with its annual Institutional Investor Conference, scheduled for September 7, 2000.

ABOUT FIRST DATA

Atlanta-based First Data Corp. (NYSE: FDC) is a global leader in electronic commerce and payment services. Serving more than two million merchant locations, more than 1,400 card issuers and millions of consumers, First Data makes it easier, faster and more secure for people and businesses to buy goods and services, using virtually any form of payment: credit, debit, stored-value card or check at the point-of-sale, over the Internet or by money wire. For more information, please visit the company's Web site at www.firstdata.com.

ABOUT MICROSOFT

Founded in 1975, Microsoft (Nasdaq: MSFT) is the worldwide leader in software, services and Internet technologies for personal and business computing. The company offers a wide range of products and services designed to empower people through great software - any time, any place and on any device.

ABOUT CHECKFREE

CheckFree (www.checkfree.com) is the leading provider of financial electronic commerce services and products. Founded as an electronic payments processor in 1981, CheckFree launched the first fully integrated electronic billing and payment solution in March of 1997. Today, CheckFree services enable 3.5 million consumers to receive and pay bills over the Internet or electronically. The company has multi-year contracts with 157 of the nation's top billers to provide on-line billing and payment through its network of partnerships with nearly 200 consumer service providers (CSPs), including banks, brokerage firms, Internet portals and content sites and personal financial management (PFM) software. The CheckFree i-Solutions business unit provides integrated, end-to-end electronic billing and payment software and services that enable billers to transform bills and statements into interactive conduits for customer relationship management, marketing and customer self service applications. CheckFree's Investment Services division provides a range of investment management services to help more than 255 institutions provide portfolio management and reporting services to their clients. CheckFree clients manage over 962,000 portfolios totaling more than $480 billion in assets. CheckFree's Software division provides solutions that are used to process more than two-thirds of the nation's six billion Automated Clearing House payments. In addition, nearly 400 banks and businesses use reconciliation products and services the division provides.

Certain of the Company's statements in this press release are not purely historical, and as such are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding management's intentions, plans, beliefs, expectations or projections of the future. Forward-looking statements involve risks and uncertainties, including without limitation, the various risks inherent in the Company's business, and other risks and uncertainties detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission, including Form 10-K/A for the year ended June 30, 1999 (filed July 10, 2000), Form 10-Q/A for the quarter ended March 31, 2000 (filed July 10, 2000), Form S-3 Registration Statement, as amended (filed January 14, 2000, and amended on January 26, April 10, 2000, July 13, 2000 and July 31, 2000), Form S-4
Registration Statement, as amended (filed July 10, 2000 and amended on July 31,
2000) and Definitive Proxy Statement (filed August 25, 2000). One or more of these factors have affected, and could in the future affect, the Company's business and financial results in future periods, and could cause actual results to differ materially from plans and projections. There can be no assurance that the forward-looking statements made in this document will prove to be accurate, and issuance of such forward-looking statements should not be regarded as a representation by the Company, or any other person, that the objectives and plans of the Company will be achieved.

All forward-looking statements made in this press release are based on information presently available to management, and the Company assumes no obligation to update any forward-looking statements.

Microsoft, MSN, MoneyCentral, Windows NT and BackOffice are either registered trademarks or trademarks of Microsoft Corp. in the United States and/or other countries. The names of actual companies and products mentioned herein may be the trademarks of their respective owners.

                                      # # #